                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                     AMERICAN ELECTRIC POWER COMPANY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

Notice of 2002 Annual Meeting . Proxy Statement

American Electric Power
Company, Inc.
1 Riverside Plaza
Columbus, OH 43215

E. Linn Draper, Jr.
Chairman of the Board, President and Chief Executive Officer

                                               [LOGO OF AMERICAN ELECTRIC POWER]

March 21, 2002

Dear Shareholder:

This year's annual meeting of shareholders will be held at The Ohio State University's Fawcett Center, 2400 Olentangy River Road, Columbus, Ohio, on Tuesday, April 23, 2002, at 9:30 a.m.

Your Board of Directors and I cordially invite you to attend.

During the course of the meeting there will be the usual time for discussion of the items on the agenda and for questions regarding AEP's affairs. Directors and officers will be available to talk individually with shareholders before and after the meeting.

Your vote is very important. Shareholders of record can vote in any one of the following three ways:

  . By Mail -- Fill in, sign and date your enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

  . By Telephone -- Call the toll-free telephone number on your proxy card to vote by phone.

  . Via Internet -- Visit the web site on your proxy card to vote via the Internet.

If your shares are held in the name of a bank, broker or other holder of rec-ord, you will receive instructions from the holder of record that you must fol-low in order for you to vote your shares.

If you plan to attend the meeting and are a shareholder of record, please mark the "Annual Meeting" box on your proxy card or follow the prompts when you vote if you are voting by telephone or Internet. An admission ticket is included with the proxy card for each shareholder of record. However, if your shares are not registered in your own name, please advise the shareholder of record (your bank, broker, etc.) that you wish to attend. That firm must provide you with evidence of your ownership on March 4 which will enable you to gain admittance to the meeting.

Sincerely,


/s/ E. L. Draper, Jr.

                         NOTICE OF 2002 ANNUAL MEETING

              --------------------------------------------------

                     American Electric Power Company, Inc.
                               1 Riverside Plaza
                              Columbus, Ohio 43215

              --------------------------------------------------

 TIME............... 9:30 a.m. on Tuesday, April 23, 2002

 PLACE.............. Fawcett Center
                     The Ohio State University
                     2400 Olentangy River Road
                     Columbus, Ohio

 ITEMS OF BUSINESS.. (1) To elect 13 directors to hold office until the next annual meeting and until their successors are duly elected.
                     (2) To approve the firm of Deloitte & Touche llp as
                         independent auditors for the year 2002.
                     (3) To consider and act on such other matters, including
                         the shareholder proposal described on pages 12 and 13 of the accompanying proxy statement, as may properly come before the meeting.

 RECORD DATE........ Only shareholders of record at the close of business on
                     March 4, 2002, are entitled to notice of and to vote at
                     the meeting or any adjournment thereof.

 ANNUAL REPORT...... Appendix A to this proxy statement has AEP's audited financial statements and management's discussion and
                     analysis of results of operations and financial condition.
                     AEP's Summary Report to Shareholders contains our
                     chairman's letter to shareholders, condensed financial
                     statements, a summary discussion of results of operations
                     and financial condition, and an independent auditors'
                     report.

 PROXY VOTING....... It is important that your shares be represented and voted at the meeting. Please vote in one of these ways:
                     (1) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed
                         proxy card in the postage-paid envelope.
                     (2) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy
                         card.
                     (3) VISIT THE WEB SITE noted on your proxy card to vote
                         via the Internet.

                     Any proxy may be revoked at any time prior to its exercise at the meeting.

March 21, 2002                                                     Susan Tomasky
                                                                    Secretary

Our annual meeting of shareholders also will be webcast on our web site at www.aep.com at 9:30 a.m. on April 23, 2002.

Proxy Statement

March 21, 2002

Proxy and Voting Information

This proxy statement and the accompanying proxy card are to be mailed to shareholders, commencing on or about March 21, 2002, in connection with the solicitation of proxies by the Board of Directors of American Electric Power Company, Inc., 1 Riverside Plaza, Columbus, Ohio 43215, for the annual meeting of shareholders to be held on April 23, 2002 in Columbus, Ohio.

   Who Can Vote. Only the holders of shares of Common Stock at the close of business on March 4, 2002 are entitled to vote at the meeting. Each such holder has one vote for each share held on all matters to come before the meeting. On that date, there were 322,387,649 shares of AEP Common Stock, $6.50 par value, outstanding.

   How You Can Vote. Shareholders of record can give proxies by (i) mailing their signed proxy cards, (ii) calling a toll-free telephone number or (iii) using the Internet. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been properly recorded. Instructions for shareholders of record who wish to use the telephone or Internet voting procedures are set forth on the enclosed proxy card.

   When proxies are returned, the shares represented thereby will be voted by the persons named on the proxy card or by their substitutes in accordance with shareholders' directions. If a proxy card is signed and returned without choices marked, it will be voted for the nominees for directors listed on the card and as recommended by the Board of Directors with respect to other mat-ters. The proxies of shareholders who are participants in the Dividend Rein-vestment and Stock Purchase Plan include both the shares registered in their names and the whole shares held in their Plan accounts on March 4, 2002.

   Revocation of Proxies. A shareholder giving a proxy may revoke it at any time before it is exercised at the meeting by giving notice of its revocation to the Company, by executing another proxy dated after the proxy to be re-voked, or by attending the meeting and voting in person.

   How Votes are Counted. Under New York law, abstentions and broker non-votes do not count in the determination of voting results and have no effect on the vote. The determination by the shareholders of approval of the auditors and the shareholder proposal is based on votes "for" and "against" -- with absten-tions and broker non-votes not counted as "against" votes but counted in the determination of a quorum. Unvoted shares are termed "non-votes" when a nomi-nee holding shares for beneficial owners may not have received instructions from the beneficial owner and may not have exercised discretionary voting power on certain matters, but with respect to other matters may have voted pursuant to discretionary authority or beneficial owner instructions.

   Your Vote is Confidential. It is AEP's policy that shareholders be provided privacy in voting. All proxies, voting instructions and ballots, which iden-tify shareholders, are held confidential, except as may be necessary to meet any applicable legal requirements. We direct proxies to an independent third-party tabulator, who receives, inspects, and tabulates them. Voted proxies and ballots are not seen by nor reported to AEP except (i) in aggregate number or to determine if (rather than how) a shareholder has voted, (ii) in cases where shareholders write comments on their proxy cards, or (iii) in a contested proxy solicitation.

   Multiple Copies of Annual Report or Proxy Statement to Shareholders. Secu-rities and Exchange Commission rules provide that more than one annual report or proxy statement need not be sent to the same address. This practice is com-monly called "householding" and is intended to eliminate duplicate mailings of shareholder documents. Mailing of your annual report or proxy statement is be-ing householded indefinitely unless you instruct us otherwise. If more than one annual report or proxy statement is being sent to your address, at your request, mailing of the duplicate copy to the account you select will be dis-continued. If you wish to resume or discontinue receiving separate annual re-ports or proxy statements at the same address, you may call our transfer agent, EquiServe Trust Company, N.A., at 800-328-6955 or write to them at P.O. Box 2500, Jersey City, NJ 07303-2500. The change will be effective 30 days af-ter receipt. We will deliver promptly upon oral or written request a separate copy of the annual report or proxy statement to a shareholder at a shared ad-dress. To receive a separate copy of the annual report or proxy statement, contact AEP Shareholder Direct at 800-551-1AEP(1237) or write to AEP, atten-tion: Financial Reporting, at 1 Riverside Plaza, Columbus, OH 43215.

1. Election of Directors

Thirteen directors are to be elected by a plurality of the votes cast at the meeting to hold office until the next annual meeting and until their succes-sors have been elected. AEP's By-Laws provide that the number of directors of AEP shall be such number, not less than 9 nor more than 17, as shall be deter-mined from time to time by resolution of AEP's Board of Directors.

   On January 23, 2002, the Board of Directors adopted a resolution reducing the number of directors by one, effective on the date of the annual meeting. Mr. James L. Powell, a director, will be retiring from the Board and not standing for reelection.

   The 13 nominees named on pages 3-7 were selected by the Board of Directors on the recommendation of the Committee on Directors and Corporate Governance of the Board. The proxies named on the proxy card or their substitutes will vote for the Board's nominees, unless instructed otherwise. Shareholders may withhold authority to vote for any or all of such nominees on the proxy card. All of the Board's nominees were elected by the shareholders at the 2001 an-nual meeting. It is not expected that any of the nominees will be unable to stand for election or be unable to serve if elected. In the event that a va-cancy in the slate of nominees should occur before the meeting, the proxies may be voted for another person nominated by the Board of Directors or the number of directors may be reduced accordingly.

   Cumulative Voting. Shareholders have the right to vote cumulatively for the election of directors. This means that in the voting at the meeting each shareholder, or his proxy, may multiply the number of his shares by the number of directors to be elected and then cast the resulting total number of votes for a single nominee, or distribute such votes on the ballot among any two or more nominees as desired. The proxies designated by the Board of Directors will not cumulate the votes of the shares they represent.

   Biographical Information. The following brief biographies of the nominees include their principal occupations, ages on the date of this statement, ac-counts of their business experience and names of certain companies of which they are directors. Data with respect to the number of shares of AEP's Common Stock, options exercisable within 60 days and stock-based units beneficially owned by each of them appears on page 24.

Nominees For Director



              E. R. Brooks                  Received his B.S. (electrical en-
                                            gineering) from Texas Tech Univer-
              [PHOTO]                       sity in 1961. Chairman and chief
                                            executive officer of Central and
              Retired Chairman and Chief    South West Corporation (February
              Executive Officer, Central    1991-June 2000). Served as CSW's
              and South West Corporation,   president from February 1991 to
              Granbury, Texas               July 1997. A director of Hubbell,
                                            Inc. A trustee of Baylor Health
              Age 64                        Care Center, Dallas, Texas, Har-
                                            din-Simmons University, Abilene,
              Director since 2000           Texas, and Texas Tech University,
                                            Lubbock, Texas.

-------------------------------------------------------------------------------

              Donald M. Carlton             Received his B.A. from the Univer-
                                            sity of St. Thomas in Houston in
              [PHOTO]                       1958 and Ph.D. (organic chemistry)
                                            from the University of Texas at
              Retired President and Chief   Austin in 1962. President and
              Executive Officer, Radian     chairman of Radian Corporation, an
              International LLC,            engineering and technology firm
              Austin, Texas                 (1969-1995). President and chief
                                            executive officer of Radian Inter-
              Age 64                        national LLC (1996-1998). A direc-
                                            tor of National Instruments Corpo-
              Director since 2000           ration and Valero Energy
                                            Corporation and trustee of 26 mu-
                                            tual funds in the Smith Barney/
                                            Citi fund complex.

-------------------------------------------------------------------------------

              John P. DesBarres             Received an associate degree in
                                            electrical engineering from
              [PHOTO]                       Worcester Junior College in 1960
                                            and completed the Harvard Business
              Investor/Consultant,          School Program for Management De-
              Park City, Utah               velopment in 1975 and the Massa-
                                            chusetts Institute of Technology
              Age 62                        Sloan School Senior Executive Pro-
                                            gram in 1984. Joined Sun Company
              Director since 1997           (petroleum and natural gas) in
                                            1963, holding various positions
                                            until 1979, when he was elected
                                            president of Sun Pipe Line Company
                                            (1979-1988) (crude oil/products).
                                            Chairman, president and chief ex-
                                            ecutive officer of Sante Fe Pa-
                                            cific Pipelines, Inc. (1988-1991)
                                            (petroleum products pipeline).
                                            President and chief executive of-
                                            ficer (1991-1995) and chairman
                                            (1992-1995) of Transco Energy Com-
                                            pany (natural gas). A director of
                                            Texas Eastern Products Pipeline
                                            Company, which is the general
                                            partner of TEPPCO Partners, L.P.,
                                            and Penn Virginia GP, LLC, an in-
                                            direct wholly-owned subsidiary of
                                            Penn Virginia Corporation and the
                                            general partner of Penn Virginia
                                            Resource Partners, L.P.

-------------------------------------------------------------------------------

              E. Linn Draper, Jr.           Received his B.A. and B.S. (chemi-
                                            cal engineering) degrees from Rice
              [PHOTO]                       University in 1964 and 1965, re-
                                            spectively, and Ph.D. (nuclear en-
              Chairman, President and       gineering) in 1970 from Cornell
              Chief Executive Officer       University. Joined Gulf States
              of AEP and AEP Service        Utilities Company, an unaffiliated
              Corporation; Chairman         electric utility, in 1979. Chair-
              and Chief Executive Of-       man of the board, president and
              ficer of other major AEP      chief executive officer of Gulf
              subsidiaries                  States (1987-1992). Elected presi-
                                            dent of AEP and president and
              Age 60                        chief operating officer of AEP
                                            Service Corporation in March 1992
              Director since 1992           and chairman of the board and
                                            chief executive officer of AEP and
                                            all of its major subsidiaries in
                                            April 1993. A director of BCP Man-
                                            agement, Inc., which is the gen-
                                            eral partner of Borden Chemicals
                                            and Plastics L.P.

-------------------------------------------------------------------------------

              Robert W. Fri                 Holds a B.A. from Rice University
                                            and an M.B.A. from Harvard Busi-
              [PHOTO]                       ness School. Associated with
                                            McKinsey & Company, Inc., manage-
              Visiting Scholar,             ment consulting firm, from 1963 to
              Resources for the Future,     1971 and again from 1973 to 1975,
              Washington, D.C.              being elected a principal in the
                                            firm in 1968. From 1971 to 1973,
              Age 66                        served as first Deputy Administra-
                                            tor of the Environmental Protec-
              Director since 1995           tion Agency, becoming Acting Ad-
                                            ministrator in 1973. Was first
                                            Deputy and then Acting Administra-
                                            tor of the Energy Research and De-
                                            velopment Administration from 1975
                                            to 1977. From 1978 to 1986 was
                                            President of Energy Transition
                                            Corporation. President and direc-
                                            tor of Resources for the Future
                                            (non-profit research organization)
                                            from 1986 to 1995 and became se-
                                            nior fellow emeritus in 1996. Di-
                                            rector, National Museum of Natural
                                            History (Smithsonian Institution)
                                            (1996-2001). Assumed his present
                                            position with Resources for the
                                            Future in 2001.

-------------------------------------------------------------------------------

              William R. Howell             Received his B.B.A. from the Uni-
                                            versity of Oklahoma in 1958.
              [PHOTO]                       Joined J.C. Penney Company (major
                                            retailer) in 1958 and held various
              Chairman Emeritus, J. C.      managerial positions. Chairman of
              Penney                        the board of J. C. Penney Company
              Company, Inc., Dallas, Texas  from 1983 to January 1997 and also chief executive officer from 1983
              Age 66                        to January 1996. Chairman emeritus
                                            of J. C. Penney Company (1997 -
              Director since 2000           present). A director of Bankers
                                            Trust, Exxon Mobil Corporation,
                                            Halliburton Company, Pfizer Inc.,
                                            Viseon, Inc. and The Williams Com-
                                            panies, Inc.

-------------------------------------------------------------------------------

              Lester A. Hudson, Jr.         Received a B.A. from Furman Uni-
                                            versity in 1961, an M.B.A. from
              [PHOTO]                       the University of South Carolina
                                            in 1965 and Ph.D. (industrial man-
              Professor of Business Strate- agement) from Clemson University
              gy, Clemson University,       in 1997. Joined Dan River Inc.
              Greenville, South Carolina    (textile fabric manufacturer) in
                                            1970 and was elected president and
              Age 62                        chief operating officer in 1981
                                            and chief executive officer in
              Director since 1987           1987. Resigned from Dan River in
                                            1990. Joined WundaWeve Carpets,
                                            Inc. (carpet manufacturer) as
                                            chairman, president and chief ex-
                                            ecutive officer in 1990. Chairman
                                            of WundaWeve in 1991. Vice chair-
                                            man of WundaWeve (1993-1995).
                                            Chairman, H&E Associates (invest-
                                            ment firm), 1995-1998. Assumed his
                                            present position with Clemson Uni-
                                            versity in 1998. A director of
                                            American National Bankshares Inc.
                                            and Greenville Hospital System
                                            Foundation and trustee of The
                                            Sirrine Foundation and Furman Uni-
                                            versity Advisory Council.

-------------------------------------------------------------------------------

              Leonard J. Kujawa             Received his B.B.A. in 1954 and
                                            M.B.A. in 1955 from the University
              [PHOTO]                       of Michigan. Joined Arthur Ander-
                                            sen LLP (accounting and consulting
              International Energy Consul-  firm) in 1957 and became a partner
              tant,                         in 1968, specializing in the elec-
              Atlanta, Georgia              tric and telecommunications indus-
                                            tries. Worldwide Director Energy
              Age 69                        and Telecommunications (1985-
                                            1995). Retired in 1995. Interna-
              Director since 1997           tional energy consultant to his
                                            former firm and other global com-
                                            panies. A director of Schweitzer-
                                            Mauduit International, Inc.

-------------------------------------------------------------------------------

              Richard L. Sandor             Received his B.A. from City Uni-
                                            versity of New York, Brooklyn Col-
              [PHOTO]                       lege, and Ph.D. (economics) from
                                            the University of Minnesota.
              Chairman and Chief            Chairman and chief executive offi-
              Executive Officer,            cer of Environmental Financial
              Environmental Financial       Products LLC (develops and trades
              Products LLC, Chicago,        in new environmental, financial
              Illinois                      and commodity markets) since March
                                            1993. Second vice chairman of the
              Age 60                        Chicago Board of Trade (1997-
                                            1998). A director of Nasdaq LIFFE,
              Director since 2000           LLC and Nextera Enterprises, Inc.

-------------------------------------------------------------------------------

              Thomas V. Shockley, III       Received his B.S. (electrical en-
                                            gineering) from Texas A&I Univer-
              [PHOTO]                       sity in 1967 and M.S. (electrical
                                            engineering) from the University
              Vice Chairman of AEP; Vice    of Texas at Austin in 1969. Execu-
              Chairman and Chief            tive vice president (1990-1997)
              Operating Officer, AEP        and president and chief operating
              Service Corporation           officer (1997-2000) of Central and
                                            South West Corporation. Elected
              Age 56                        vice chairman of AEP and of AEP
                                            Service Corporation in 2000 and
              Director since 2000           chief operating officer of AEP
                                            Service Corporation in October
                                            2001.

-------------------------------------------------------------------------------

              Donald G. Smith               Joined Roanoke Electric Steel Cor-
                                            poration (steel manufacturer) in
              [PHOTO]                       1957. Held various positions with
                                            Roanoke Electric Steel before be-
              Chairman of the Board,        ing named president and treasurer
              President, Chief Executive    in 1985, chief executive officer
              Officer and Treasurer of      in 1986 and chairman of the board
              Roanoke Electric Steel        in 1989.
              Corporation, Roanoke,
              Virginia

              Age 66

              Director since 1994

-------------------------------------------------------------------------------

              Linda Gillespie Stuntz        Holds an A.B. from Wittenberg Uni-
                                            versity (1976) and J.D. from Har-
              [PHOTO]                       vard Law School (1979). Private
                                            practice of law (1979-1981). U.S.
              Partner, Stuntz, Davis &      House of Representatives, Commit-
              Staffier, P.C., attorneys,    tee on Energy and Commerce: Asso-
              Washington, D.C.              ciate Minority Counsel, Subcommit-
                                            tee on Fossil and Synthetic Fuels
              Age 47                        (1981-1986) and Minority Counsel
                                            and Staff Director (1986-1987).
              Director since 1993           Private practice of law (1987-
                                            1989). U.S. Department of Energy
                                            (1989-1993): Acting Deputy Secre-
                                            tary (January 1992-July 1992) and
                                            Deputy Secretary (July 1992-Janu-
                                            ary 1993). Returned to the private
                                            practice of law in March 1993. A
                                            director of Schlumberger Limited
                                            and the Electricity Innovation In-
                                            stitute.

-------------------------------------------------------------------------------

              Kathryn D. Sullivan           Received her B.S. from the Univer-
                                            sity of California and Ph.D. from
              [PHOTO]                       Dalhousie University. NASA space
                                            shuttle astronaut (1978-1993).
              President and Chief Executive Chief Scientist at the National
              Officer, COSI Columbus,       Oceanic and Atmospheric Adminis-
              Columbus, Ohio                tration (1993-1996). Became presi-
                                            dent and chief executive officer
              Age 50                        of Columbus' science museum COSI
                                            (Center of Science & Industry) in
              Director since 1997           1996. U.S. Naval Reserve Officer.
                                            A director of Abercrombie & Fitch
                                            Co.

--------------------------------------------------------------------------------

   Dr. Draper and Mr. Shockley are directors of certain subsidiaries of AEP with one or more classes of publicly held preferred stock or debt securities and other subsidi-aries of AEP.

Related Transactions

Dr. Draper's son is a partner in the law firm of Winston & Strawn, which AEP retained during 2001 for matters primarily relating to the license renewal for the Cook Nuclear Plant. Dr. Draper's son has not been involved with any AEP legal matters.

AEP's Board of Directors and Committees

Under New York law, AEP is managed under the direction of the Board of Direc-tors. The Board establishes broad corporate policies and authorizes various types of transactions, but it is not involved in day-to-day operational de-tails. During 2001, the Board held eight regular and one special meeting.

   The Board has seven standing committees and the table below provides mem-bership and meeting information for each of them. The functions of the commit-tees are described in the paragraphs following the table.

                                          BOARD COMMITTEES
               ----------------------------------------------------------------------
  DIRECTOR               Directors
                            and
                         Corporate                                  Human    Nuclear
                 Audit   Governance  Policy   Executive  Finance  Resources Oversight
-------------------------------------------------------------------------------------
Mr. Brooks                              X                   X                   X
-------------------------------------------------------------------------------------
Dr. Carlton    X (Chair)                X         X                             X
-------------------------------------------------------------------------------------
Mr. DesBarres                           X         X               X (Chair)     X
-------------------------------------------------------------------------------------
Dr. Draper                                    X (Chair)
-------------------------------------------------------------------------------------
Mr. Fri                             X (Chair)                         X         X
-------------------------------------------------------------------------------------
Mr. Howell                   X          X                             X
-------------------------------------------------------------------------------------
Dr. Hudson         X     X (Chair)      X
-------------------------------------------------------------------------------------
Mr. Kujawa                   X          X                   X
-------------------------------------------------------------------------------------
Mr. Powell         X         X          X
-------------------------------------------------------------------------------------
Dr. Sandor                   X          X                   X
-------------------------------------------------------------------------------------
Mr. Shockley
-------------------------------------------------------------------------------------
Mr. Smith                               X                             X         X
-------------------------------------------------------------------------------------
Ms. Stuntz                   X          X         X     X (Chair)
-------------------------------------------------------------------------------------
Dr. Sullivan       X                    X                                   X (Chair)
-------------------------------------------------------------------------------------
2001 Meetings      9         2          3         0         5         5         4
-------------------------------------------------------------------------------------

   During 2001, except for Mr. Brooks, no incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Di-rectors and the total number of meetings held by all committees on which he or she served.

   The Audit Committee oversees, and reports to the Board concerning, the gen-eral policies and practices of AEP and its subsidiaries with respect to ac-counting, financial reporting, and internal auditing and financial controls. It also maintains a direct exchange of information between the Board and AEP's independent accountants and reviews possible conflict of interest situations involving directors.

   The Board of Directors has adopted a written charter for the Audit Commit-tee.

   The members of the Audit Committee are independent as defined by the rules of the New York Stock Exchange.

   The Committee on Directors and Corporate Governance is responsible for:

1. Recommending the size of the Board within the boundaries imposed by the By-Laws.

2. Recommending selection criteria for nominees for election or appointment to the Board.

3. Conducting independent searches for qualified nominees and screening the qualifications of candidates recommended by others.

4. Recommending to the Board for its consideration one or more nominees for ap-pointment to fill vacancies on the Board as they occur and the slate of nom-inees for election at the annual meeting.

5. Reviewing and making recommendations to the Board with respect to the com-pensation of directors and corporate governance.

   The Committee on Directors and Corporate Governance will consider share-holder recommendations of candidates to be nominated as directors of the Compa-ny. All such recommendations must be in writing and addressed to the Secretary of the Company. By accepting a shareholder recommendation for consideration, the Committee on Directors and Corporate Governance does not undertake to adopt or take any other action concerning the recommendation, or to give the propo-nent its reasons for not doing so.

   The Policy Committee is responsible for examining AEP's policies on major public issues affecting the AEP System, including environmental, industry change and other matters, as well as established System policies which affect the relationship of AEP and its subsidiaries to their service areas and the general public; for reporting periodically and on request to the Board and pro-viding recommendations to the Board on such policy matters; and for counseling AEP management on any such policy matters presented to the Committee for con-sideration and study.

   The Executive Committee is empowered to exercise all the authority of the Board of Directors, subject to certain limitations prescribed in the By-Laws, during the intervals between meetings of the Board. Meetings of the Executive Committee are convened only in extraordinary circumstances.

   The Finance Committee monitors and reports to the Board with respect to the capital requirements and financing plans and programs of AEP and its subsidiar-ies including, among other things, reviewing and making recommendations as it considers appropriate concerning the short and long-term financing plans and programs of AEP and its subsidiaries.

   The Human Resources Committee is responsible for:

1. Reviewing executive compensation policies and plans and, as appropriate, recommending changes to the Board.

2. Reviewing salaries and other compensation and benefits paid by AEP and its subsidiaries to Board members who are AEP officers or employees of any of its subsidiaries, and for recommending to the Board for approval the amount of salary and other compensation and benefits to be paid or accrued by AEP and/or any of its subsidiaries during the ensuing year to each such person.

3. Reviewing and approving compensation and benefits for the AEP Service Corpo-ration officers who hold the position of Senior Vice President or higher of-fice.

4. Evaluating AEP's hiring, development, promotional and succession planning practices for those management positions described in (2) and (3) above and recommending changes as appropriate.

5. Reviewing AEP's performance with respect to work force diversity and compli-ance with equal employment opportunity laws.

   The Nuclear Oversight Committee is responsible for overseeing and reporting to the Board with respect to the management and operation of AEP's nuclear gen-eration.

Directors Compensation and Stock Ownership Guidelines

   Annual Retainers and Meeting Fees. Directors who are officers of AEP or em-ployees of any of its subsidiaries do not receive any compensation, other than their regular salaries and the accident insurance coverage described below, for attending meetings of AEP's Board of Directors. The other members of the Board receive an annual retainer of $35,000 for their services, an additional annual retainer of $5,000 for each Committee that they chair, a fee of $1,200 for each meeting of the Board and of any Committee that they attend (except a meeting of the Executive Committee held on the same day as a Board meeting), and a fee of $1,200 per day for any inspection trip or conference.

   Deferred Compensation and Stock Plan. The Deferred Compensation and Stock Plan for Non-Employee Directors permits non-employee directors to choose to receive up to 100 percent of their annual Board retainer in shares of AEP Com-mon Stock and/or units that are equivalent in value to shares of Common Stock ("Stock Units"), deferring receipt by the non-employee director until termina-tion of service or for a period that results in payment commencing not later than five years thereafter. AEP Common Stock is distributed and/or Stock Units are credited to directors, as the case may be, when the retainer is payable, and are based on the closing price of the Common Stock on the payment date. Amounts equivalent to cash dividends on the Stock Units accrue as additional Stock Units. Payment of Stock Units to a director from deferrals of the re-tainer and dividend credits is made in cash or AEP Common Stock, or a combina-tion of both, as elected by the director.

   Stock Unit Accumulation Plan. The Stock Unit Accumulation Plan for Non-Em-ployee Directors annually awards 1,200 Stock Units to each non-employee direc-tor as of the first day of the month in which the non-employee director be-comes a member of the Board. Amounts equivalent to cash dividends on the Stock Units accrue as additional Stock Units. Stock Units are paid to the director in cash upon termination of service unless the director has elected to defer payment for a period that results in payment commencing not later than five years thereafter.

   Insurance. AEP maintains a group 24-hour accident insurance policy to pro-vide a $1,000,000 accidental death benefit for each director. The current pol-icy, effective September 1, 2001 through September 1, 2004, has a premium of $31,050. In addition, AEP pays each director (excluding officers of AEP or em-ployees of any of its subsidiaries) an amount to provide for the federal and state income taxes incurred in connection with the maintenance of this cover-age ($630 for 2001).

   Central and South West Corporation Programs. Mr. Powell, as a former CSW director, is enrolled in a medical and dental program formerly offered by CSW to its non-employee directors. AEP is continuing this program, pursuant to the terms of the merger with CSW, for those CSW directors who had previously elected to participate. Mr. Powell pays a portion of the cost of his coverage. Upon Mr. Powell's termination of service with the Board, he will be eligible to receive retiree medical and dental benefits coverage.

   AEP is also continuing a memorial gift program for former CSW directors and executive officers who had been previously participating in this program. The six former CSW directors who are members of AEP's Board are participants. Un-der this program, AEP makes donations in a director's name to up to three charitable organizations in an aggregate amount of up to $500,000, payable by AEP upon such person's death. AEP maintains corporate-owned life insurance policies to fund the program. The annual premiums paid by AEP are based on pooled risks and averaged $15,100 per participant for 2001.

   Stock Ownership Guidelines. AEP's Board of Directors considers stock owner-ship in AEP by management to be of great importance. Such ownership enhances management's commitment to the future of AEP and further aligns management's interests with those of AEP's shareholders. In keeping with this philosophy, the Board has adopted minimum stock ownership guidelines for non-employee di-rectors. The target for each non-employee director is 2,000 shares of AEP Com-mon Stock and/or Stock Units, with such ownership to be acquired by the end of the third year of service.

For further information as to the guidelines for AEP's executive officers, see the Board Human Resources Committee Report on Executive Compensation below un-der the caption Stock Ownership Guidelines.

Insurance

The directors and officers of AEP and its subsidiaries are insured, subject to certain exclusions, against losses resulting from any claim or claims made against them while acting in their capacities as directors and officers. The American Electric Power System companies are also insured, subject to certain exclusions and deductibles, to the extent that they have indemnified their di-rectors and officers for any such losses. Such insurance, effective January 1, 2002 through December 31, 2002, is provided by: Associated Electric & Gas In-surance Services, Energy Insurance Mutual, Clarendon National Insurance Compa-ny, Great American Insurance Company, Zurich American Insurance Company, Zu-rich Specialties London (UK) Ltd., National Union Fire Insurance Company of Pittsburgh, PA, Liberty Mutual Insurance Company, Federal Insurance Company, Starr Excess International, Royal Insurance Company of America, Gulf Insurance Company, Starr Excess Casualty Insurance Limited, Oil Casualty Insurance Lim-ited, XL Insurance, Ltd., XL Specialty Insurance Company, SR International Business Insurance Company Ltd., and Lumbermens Mutual Casualty Company. The total cost of this insurance is $2,690,766.

   Fiduciary liability insurance provides coverage for AEP System companies, their directors and officers, and any employee deemed to be a fiduciary or trustee, for breach of fiduciary responsibility, obligation, or duties as im-posed under the Employee Retirement Income Security Act of 1974. This cover-age, provided by Associated Electric & Gas Insurance Services, The Federal In-surance Company, and Zurich American Insurance Company, was renewed, effective July 1, 2000 through June 30, 2003, for a cost of $355,350.

2. Approval of Auditors

On the recommendation of the Audit Committee, the Board of Directors has ap-pointed the accounting firm of Deloitte & Touche llp as independent auditors of AEP for the year 2002, subject to approval by the shareholders at the an-nual meeting. Deloitte & Touche llp is considered to be the firm best quali-fied to perform this important function because of its ability and the famil-iarity of its personnel with AEP's affairs. It and predecessor firms have been AEP's auditors since 1911.

   Representatives of Deloitte & Touche llp will be present at the meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to answer appropriate questions.

   Aggregate fees billed to AEP and its consolidated subsidiaries for services rendered by Deloitte & Touche llp and its global affiliates for the year ended December 31, 2001, were:

Audit Fees..............................................           $ 5,184,000
Financial Information Systems Design and Implementation
 Fees...................................................               100,000
All Other Fees..........................................
 Audit-related:
  Financings, comfort letters and consents.............. $ 461,000
  Employee benefit and statutory audits.................   710,000
  Due diligence accounting and related services.........   603,000
  Other audit-related...................................   455,000   2,229,000
                                                         ---------
 Tax:
  Global tax planning and consultation.................. 4,282,000
  Tax return compliance and related services............   677,000   4,959,000
                                                         ---------
 Other..................................................               354,000
                                                                   -----------
  Total.................................................           $12,826,000
                                                                   ===========

   The Audit Committee has considered whether the provision of services other than audit services by Deloitte & Touche llp and its global affiliates is com-patible with maintaining that firm's independence and the Committee believes that this provision of services is compatible with maintaining Deloitte & Tou-che llp's independence.

   Vote Required. Approval of this proposal requires the affirmative vote of holders of a majority of the shares present in person or by proxy at the meet-ing.

   Your Board of Directors recommends a vote FOR approval of Deloitte & Touche llp as independent auditors for 2002.

Audit Committee Report

The Audit Committee reviews AEP's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the finan-cial statements and the reporting process, including the system of internal controls.

   In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that AEP's consolidated financial statements were prepared in accordance with gen-erally accepted accounting principles, and the Committee has reviewed and dis-cussed the consolidated financial statements with management and the indepen-dent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication With Audit Committees).

   In addition, the Committee has discussed with the independent auditors, the auditor's independence from AEP and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in AEP's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Ex-change Commission.

Audit Committee Members

Donald M. Carlton, Chair  James L. Powell
Lester A. Hudson, Jr.     Kathryn D. Sullivan

3. Shareholder Proposal

Mr. Ronald Marsico, 935 Loch Ness Avenue, Worthington, OH 43085, who states that he is the record owner of 2,897 shares of Common Stock, has notified AEP that he intends to present the following proposal for consideration and action at the meeting:

"Shareholder Proposal -- Recommended by Ronald Marsico

   The maximum total amount of service by any Director of the American Elec-tric Power Company, Inc. should be limited to ten terms of office and this limit should also apply retroactively to existing Directors. This limitation should apply to nominees for director at meetings subsequent to the 2002 An-nual Meeting.

Supporting Reasons Based On Ronald Marsico's Analyses And Opinions

   Term Limits for AEP Directors is a reasonable means to help protect share-holders against the complacency that may result from a lack of accountability that can be inherent in the "buddy-system' of re-nominating and re-electing the same Directors year after year. My long-time observation of AEP proxy bal-lots notes how often the nominees simply re-nominate each other year after year.

   The fact that the President of the U.S., virtually all governors, mayors, and many other officials are limited to two four-year terms speaks volumes about the benefits of not allowing top officials to become too comfortable in their positions. In my opinion, this rationale certainly applies when a group of Directors has exhibited less than solid performances over a period of sev-eral years.

   I have written to the Chairman and various Directors a number of times in the last several years with my serious concerns about questionable decisions and actions of the Board which I believe are at the root of the Company's lackluster financial performance. In these letters, I came close to predicting several of the subsequent costly results which (in my opinion) occurred be-cause of some of the Board's flawed policies and decisions.

   Why can't our Directors use their talents and resources proactively to save shareholders massive amounts of money and stock value? Can it be that long-duration tenure has led to complacency and less than aggressive oversight?

   I urge my fellow shareholders to consider my opinions and this proposal and vote for it during the year 2002 voting period prior to the 2002 Annual Share-holder Meeting so that the Company has the benefit of your guidance!"

Directors' Recommendation

   Your Board of Directors recommends a vote AGAINST the preceding shareholder proposal for the following reasons:

   AEP believes that its current practices and those of the Committee on Di-rectors and Corporate Governance concerning the nomination and service of di-rectors ensure a balanced Board composed of competent and distinguished indi-viduals with diverse backgrounds, knowledge, and experience. Setting arbitrary term limits for directors, who, in any case, are elected each year, would be counter-productive, likely diminish Board effectiveness, and not be in the best interests of the Board, AEP or the shareholders.

   The tenure of directors is not guaranteed. The shareholders, following for-mal nomination by the Board's Committee on Directors and Corporate Governance, elect AEP's directors annually. The Board of Directors view mandatory term limits as incompatible with the rights currently accorded to the shareholders to choose the best qualified individuals to serve as members of their Board on an annual basis without arbitrary limits on who may serve.

   The proposal does not draw a distinction between term limits for non-em-ployee (outside) versus employee (inside) directors. Limiting inside directors to a ten-year term could force unwarranted turnover in the management of AEP and be highly disruptive to the Company's business.

   Quality leadership is the lifeblood of a company. Imposing term limits for directors could result in AEP losing the services of directors who have devel-oped a great deal of insight and perspective about AEP's operations and, therefore, would be in a position to make their most valuable contributions to AEP's business. Continuity of service permits directors to acquire a depth of knowledge concerning AEP that enhances their capability. Term limits mean the untimely exit of effective directors and make it more difficult to recruit qualified candidates.

   To provide further that fresh ideas and viewpoints are available to the Board as necessary, AEP's retirement policy provides that a director is gener-ally ineligible for reelection for a term commencing subsequent to his or her 72nd birthday. As noted on page 2, Mr. James L. Powell will be retiring from the Board since he has attained the age of 72.

   Accordingly, your Board of Directors recommends a vote AGAINST this propos-al.

   Vote Required. Approval of this proposal requires the affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy at the meeting.

Other Business

The Board of Directors does not intend to present to the meeting any business other than the election of directors and the approval of auditors.

   If any other business not described herein should properly come before the meeting for action by the shareholders, the persons named as proxies on the enclosed card or their substitutes will vote the shares represented by them in accordance with their best judgment. At the time this proxy statement was printed, the Board of Directors was not aware of any other matters that might be presented.

Executive Compensation
The following table shows for 2001, 2000 and 1999 the compensation earned by the chief executive officer, the four other most highly compensated executive officers (as defined by regulations of the Securities and Exchange Commission) of AEP at December 31, 2001 and Mr. Lhota who resigned as an executive officer on December 12, 2001.

                           Summary Compensation Table

                                      Annual             Long-Term
                                   Compensation         Compensation
                                  --------------- ------------------------
                                                    Awards      Payouts
                                                  ---------- -------------
                                                  Securities
                                                  Underlying                All Other
                                  Salary   Bonus   Options       LTIP      Compensation
Name and Principal Position  Year   ($)   ($)(1)     (#)     Payouts($)(1)    ($)(2)
---------------------------  ---- ------- ------- ---------- ------------- ------------
E. Linn Draper, Jr. --       2001 910,000 682,090        -0-    311,253       122,395
 Chairman of the board,      2000 850,000 485,775    700,000        -0-       106,699
 president and chief         1999 820,000 208,280        -0-        -0-       103,218
 executive officer of the
 Company and the Service
 Corporation; chairman
 and chief executive
 officer of other
 subsidiaries
Thomas V. Shockley,          2001 590,000 353,788        -0-     79,781       100,678
 III -- Vice chairman of     2000 304,417 140,500    250,000    824,399     9,170,069
 the Company; vice
 chairman and chief
 operating officer of the
 Service Corporation;
 president and director
 of AEP Energy Services,
 Inc.; vice president and
 director of other
 subsidiaries (3)
Henry W. Fayne --            2001 420,000 305,861        -0-     83,697        75,576
 Executive vice              2000 365,000 152,972    200,000        -0-        47,074
 president and director      1999 315,000  56,007        -0-        -0-        34,885
 of the Service
 Corporation; vice
 president of the
 Company; president and
 director of other
 subsidiaries
Susan Tomasky --             2001 410,000 300,365        -0-     54,455        73,483
 Executive vice              2000 355,000 148,780    200,000        -0-        47,946
 president - policy,
 finance and strategic
 planning, assistant
 secretary and director
 of the Service
 Corporation; vice
 president, secretary and
 chief financial officer
 of the Company;
 president and director
 of AEP Resources, Inc.;
 vice president and
 director of other
 subsidiaries (4)
William J. Lhota --          2001 435,000 239,250        -0-    106,271     2,165,742
 Executive vice              2000 415,000 173,927    200,000        -0-        62,394
 president - energy          1999 400,000  71,120        -0-        -0-        55,690
 delivery and director of
 the Service Corporation;
 president, chief
 operating officer and
 director of other
 subsidiaries (5)
Joseph H. Vipperman --       2001 370,000 203,378        -0-     87,692        82,209
 Executive vice              2000 350,000 146,685    200,000        -0-        70,112
 president - shared          1999 330,000  58,674        -0-        -0-        63,006
 services and director of
 the Service Corporation;
 vice president and
 director of other
 subsidiaries

--------
(1) Amounts in the Bonus column reflect awards under the Senior Officer Annual Incentive Compensation Plan (SOIP), except for Mr. Shockley as disclosed in footnote 3, and, in the case of Mr. Fayne and Ms. Tomasky, lump sum payments of $75,000 each in 2001 in lieu of immediate salary increases in connection with their promotions during the year. Payments pursuant to the SOIP are made in the first quarter of the succeeding fiscal year for performance in the year indicated.

    Amounts in the Long-Term Compensation -- Payouts column reflect performance share unit targets earned under the AEP 2000 Long-Term Incentive Plan for three-year performance periods, except for Mr. Shockley as disclosed in footnote 3. See below under Long-Term Incentive Plans -- Awards in 2001 and page 22 for additional information.

(2) Amounts in the All Other Compensation column, except for the additional compensation to Messrs. Shockley and Lhota as disclosed in footnotes (3) and (5), respectively, include (i) AEP's matching contributions under the AEP Retirement Savings Plan and the AEP Supplemental Savings Plan, a non-qualified plan designed to supplement the AEP Savings Plan, (ii) subsidiary companies director fees, (iii) vehicle allowance, and (iv) split-dollar in-surance. Split-dollar insurance represents the present value of the inter-est projected to accrue for the employee's benefit on the current year's insurance premium paid by AEP. Cumulative net life insurance premiums paid are recovered by AEP at the later of retirement or 15 years. Detail of the 2001 amounts in the All Other Compensation column is shown below.

          Item            Dr. Draper Mr. Shockley Mr. Fayne Ms. Tomasky Mr. Lhota Mr. Vipperman
          ----            ---------- ------------ --------- ----------- --------- -------------
Savings Plan Matching
 Contributions..........   $ 5,119     $ 7,650     $ 5,775    $ 5,825    $ 7,650     $ 6,950
Supplemental Savings
 Plan Matching
 Contributions..........    35,831      18,876      20,009     19,320     19,752      16,301
Subsidiaries Directors
 Fees...................    16,550      14,650      16,300     16,300     13,450      10,450
Vehicle Allowance.......    14,400      12,000      12,000     12,000     12,000      12,000
Split-Dollar Insurance..    50,495      47,502      21,492     20,038     24,055      36,508

(3) Mr. Shockley joined AEP from Central and South West Corporation and became an executive officer when the merger with CSW was consummated on June 15, 2000. The Salary column for Mr. Shockley shows the amount earned for his AEP service after the date of the merger. The amounts in the Bonus and LTIP Payouts columns for 2000 represent his prorated payment under the CSW An-nual Incentive Plan and the value of Common Stock awarded under the CSW 1992 Long-Term Incentive Plan, respectively. He also received a payment of $9,154,924 under his change in control agreement with CSW that is included in the All Other Compensation column.

(4) No 1999 compensation information is reported for Ms. Tomasky because she was not an executive officer in this year.

(5) Mr. Lhota resigned from his executive positions with AEP on December 12, 2001, and left active employment on December 31, 2001. He is receiving sev-erance of $2,022,750, equal to three times base salary and annual incentive at target, with $1,152,750 paid upon his termination of active employment and the remainder as a continuation of his annual salary of $435,000 through December 2003. As a result, Mr. Lhota retains his eligibility for the upcoming two-year period under AEP's savings and retirement plans. Mr. Lhota also received a lump sum payment of accrued vacation pay of $66,085.

         Aggregated Option Exercises in 2001 and Year-End Option Values

                                                 Number of Securities      Value of Unexercised
                                                Underlying Unexercised    In-The-Money Options at
                            Shares     Value    Options at 12-31-01 (#)        12-31-01 ($)*
                          Acquired on Realized ------------------------- -------------------------
          Name           Exercise (#)   ($)    Exercisable Unexercisable Exercisable Unexercisable
          ----           ------------ -------- ----------- ------------- ----------- -------------
E. L. Draper, Jr........       --         --          0       700,000          0       5,533,500
T.V. Shockley, III......    38,821    379,703    11,117       250,000          0       1,976,250
H.W. Fayne..............       --         --          0       200,000          0       1,581,000
S. Tomasky..............       --         --          0       200,000          0       1,581,000
W. J. Lhota.............       --         --          0       200,000          0       1,581,000
J.H. Vipperman..........       --         --          0       200,000          0       1,581,000

--------
* Based on the difference between the closing price of AEP Common Stock on the New York Stock Exchange Composite Transactions Tape on December 31, 2001 ($43.53) and the option exercise price. "In-the-money" means the market price of the stock is greater than the exercise price of the option on the date in-dicated.


                  Long-Term Incentive Plans -- Awards In 2001

   Each of the awards set forth below establishes performance share unit tar-gets, which represent units equivalent to shares of Common Stock, pursuant to the Company's 2000 Long-Term Incentive Plan. Since it is not possible to pre-dict future dividends and the price of AEP Common Stock, credits of performance share units in amounts equal to the dividends that would have been paid if the performance share unit targets were established in the form of shares of Common Stock are not included in the table.

   The ability to earn performance share unit targets is tied to achieving specified levels of total shareholder return ("TSR") relative to the S&P Elec-tric Utility Index. The Human Resources Committee may, at its discretion, reduce the number of performance share unit targets otherwise earned. In accor-dance with the performance goals established for the periods set forth below, the threshold, target and maximum awards are equal to 20%, 100% and 200%, re-spectively, of the performance share unit targets. No payment will be made for performance below the threshold.

   Payments of earned awards are deferred in the form of phantom stock units (equivalent to shares of AEP Common Stock) until the officer has met the equiv-alent stock ownership target discussed in the Human Resources Committee Report. Once officers meet and maintain their respective targets, they may elect either to continue to defer or to receive further earned awards in cash and/or Common Stock.

                                                Estimated Future Payouts of
                                               Performance Share Units Under
                                  Performance    Non-Stock Price-Based Plan
                       Number of  Period Until ---------------------------------
                      Performance  Maturation   Threshold   Target     Maximum
        Name          Share Units  or Payout       (#)       (#)         (#)
        ----          ----------- ------------  ---------  ---------- ----------
E. L. Draper, Jr....    14,919     2001-2003         2,984     14,919     29,838
T.V. Shockley, III..     7,738     2001-2003         1,548      7,738     15,476
H. W. Fayne.........     5,049     2001-2003         1,010      5,049     10,098
S. Tomasky..........     4,929     2001-2003           986      4,929      9,858
W. J. Lhota.........     5,230     2001-2003         1,046      5,230     10,460
J.H.Vipperman.......     4,448     2001-2003           890      4,448      8,896

                              Retirement Benefits

   The American Electric Power System Retirement Plan provides pensions for all employees of AEP System companies (except for employees covered by certain col-lective bargaining agreements or by the Central and South West Corporation Cash Balance Retirement Plan or certain other employees), including the executive officers of AEP. The Retirement Plan is a noncontributory defined benefit plan.

   The Retirement Plan was amended effective January 1, 2001. The amendment provided that the final average pay benefit accrual formula will terminate on December 31, 2010 and, effective January 1, 2001, a cash balance accrual formula was added to the Retirement Plan. Employees participating in the Retirement Plan on December 31, 2000 accrue retirement benefits under both formulas and em-ployees hired after December 31, 2000 accrue retirement benefits solely under the cash balance formula. Employees accruing benefits under both formulas may choose either the final average pay formula or the cash balance formula for their accrued benefit at the time employment is terminated. The accrued bene-fit earned by an employee under the final average pay formula as of December 31, 2010, the date the final average pay formula will be discontinued, is the minimum benefit an employee can receive from the Retirement Plan after that time.
   The following table shows the approximate annual annuities that would be payable to employees in certain higher salary classifications under the final average pay formula, assuming retirement at December 31, 2001 after various periods of service and with benefits commencing at age 65.

                              Pension Plan Table

                                Years of Accredited Service
Highest Average  ---------------------------------------------------------
Annual Earnings     15       20       25       30        35         40
---------------  -------- -------- -------- -------- ---------- ----------
  $  400,000     $ 93,210 $124,280 $155,350 $186,420 $  217,490 $  244,090
     500,000      117,210  156,280  195,350  234,420    273,490    306,740
     600,000      141,210  188,280  235,350  282,420    329,490    369,390
     700,000      165,210  220,280  275,350  330,420    385,490    432,040
   1,000,000      237,210  316,280  395,350  474,420    553,490    619,990
   1,200,000      285,210  380,280  475,350  570,420    665,490    745,290
   2,000,000      447,210  636,280  795,350  954,420  1,113,490  1,246,490

   The amounts shown in the table are the straight life annuities payable un-der the Retirement Plan final average pay formula without reduction for the joint and survivor annuity. Retirement benefits listed in the table are not subject to any deduction for Social Security or other offset amounts. The re-tirement annuity is reduced 3% per year in the case of a termination of em-ployment and commencement of benefits between ages 55 and 62. If an employee terminates employment and commences benefits at or after age 62, there is no reduction in the retirement annuity.

   Compensation upon which retirement benefits under the final average pay formula are based, for the executive officers named in the Summary Compensa-tion Table above consists of the average of the 36 consecutive months of the officer's highest aggregate salary and Senior Officer Annual Incentive Compen-sation Plan awards, shown in the Salary and Bonus columns, respectively, of the Summary Compensation Table, out of the officer's most recent 10 years of service.

   Under the cash balance formula each employee has an account to which dollar amount credits are allocated annually based on a percentage of the employee's compensation. Compensation for the cash balance formula includes annual salary and annual incentive compensation plan awards up to a maximum total compensa-tion of $1,000,000. The applicable percentage is determined by age and years of service with AEP as of December 31 of each year (or as of the employee's termination date, if earlier). The following table shows the percentage used to determine dollar amount credits at the age and years of service indicated:

 Sum of Age
    Plus
  Years of    Applicable
   Service    Percentage
 ----------   ----------
     <30         3.0%
   30-39         3.5%
   40-49         4.5%
   50-59         5.5%
   60-69         7.0%
   70 or more    8.5%

   To transition from the final average pay formula to the cash balance formu-la, the employee's account under the cash balance formula was credited with an opening balance using a number of factors.

   The estimated annual annuities at age 65 under the cash balance formula payable to the executive officers named in the Summary Compensation Table (ex-cept for Mr. Shockley who participates in the Central and South West Corpora-tion retirement plan discussed below) are:

                                                                         Annual
Name                                                                    Benefit
----                                                                    --------
E. L. Draper, Jr. ..................................................... $685,000
H. W. Fayne............................................................  254,000
S. Tomasky.............................................................  280,000
W. J. Lhota............................................................  343,000
J.H. Vipperman.........................................................  305,000

   These amounts are based on the following assumptions:

  . Salary amounts shown in the Salary column for calendar year 2001 are used with no subsequent adjustments in future years plus annual incentive awards at the 2001 target level.

  . Conversion of the lump-sum cash balance to a single life annuity at age
    65, based on an interest rate of 5.12% and the 1983 Group Annuity Mortal-ity Table.

   AEP maintains a supplemental retirement plan which provides for the payment of:

  . Retirement benefits that are not payable due to limitations imposed by Federal tax law on benefits paid by qualified plans.

  . Supplemental retirement benefits provided by individual agreements with certain AEP employees.

   The supplemental retirement plan provides for supplemental benefits under both the final average pay and cash balance formulas. Retirement Plan benefits shown above include all supplemental retirement benefits.

   Dr. Draper and Ms. Tomasky have individual agreements with AEP which pro-vide them with supplemental retirement benefits that credit them with years of service in addition to their years of service with AEP as follows: Dr. Draper, 24 years; and Ms. Tomasky, 20 years. The agreements each provide that these supplemental retirement benefits are reduced by pension entitlements from plans sponsored by prior employers.

   As of December 31, 2001, for the executive officers named in the Summary Compensation Table (except for Mr. Shockley as discussed in the following two paragraphs), the number of years of service applicable for retirement benefit calculation purposes under either the final average pay formula or the cash balance formula were as follows: Dr. Draper, 33 years; Mr. Fayne, 26 years; Ms. Tomasky, 23 years; Mr. Lhota, 36 years; and Mr. Vipperman, 39 years. The years of service for Dr. Draper and Ms. Tomasky include years of service pro-vided by their respective agreements with AEP described in the preceding para-graph.

   Under the terms of the merger agreement between AEP and Central and South West Corporation, the CSW Cash Balance Retirement Plan continues as a separate plan through at least July 1, 2002, for those AEP System employees who were participants in the CSW Cash Balance Plan as of December 31, 2000. Employees of CSW who had attained age 50 and completed 10 years of service with a CSW company as of July 1, 1997, accrue retirement benefits under the CSW Cash Bal-ance Plan under both the final average pay and cash balance formulas. Employ-ees accruing benefits under both formulas may choose the benefit accrued under either formula at the time employment is terminated.

   As an employee of CSW before the merger, Mr. Shockley participates in the CSW Cash Balance Plan. Under the CSW Plan, at age 65 the estimated annual an-nuities payable to Mr. Shockley under the final average pay and cash balance formulas are $201,000 and $216,000, respectively. Mr. Shockley's estimated an-nual annuity under (i) the final average pay formula is computed as of January 1, 2002 and (ii) the cash balance formula is based on the same assumptions de-scribed above for the AEP cash balance formula. Mr. Shockley has an agreement with CSW entered into prior to the merger under which he is entitled to a re-tirement benefit that credits him with 30 years of service if he remains employed with AEP until age 60 or thereafter.

   Four AEP System employees (including Messrs. Fayne, Lhota and Vipperman) whose pensions may be adversely affected by amendments to the Retirement Plan made as a result of the Tax Reform Act of 1986 are eligible for certain sup-plemental retirement benefits. Such payments, if any, will be equal to any re-duction occurring because of such amendments. Assuming retirement in 2002 of the executive officers named in the Summary Compensation Table, only Mr. Vipperman would be affected and his annual supplemental benefit would be $4,000.

   AEP made available a voluntary deferred-compensation program in 1982 and 1986, which permitted certain members of AEP System management to defer re-ceipt of a portion of their salaries. Under this program, a participant was able to defer up to 10% annually over a four-year period of his or her salary, and receive supplemental retirement or survivor benefit payments over a 15-year period. The amount of supplemental retirement payments received is depen-dent upon the amount deferred, age at the time the deferral election was made, and number of years until the participant retires. The following table sets forth, for the executive officers named in the Summary Compensation Table, the amounts of annual deferrals and, assuming retirement at age 65, annual supple-mental retirement payments under the 1982 and 1986 programs.

                                                          1982 Program
                                                --------------------------------
                                                                 Annual Amount
                                                                of Supplemental
                                                 Annual Amount     Retirement
                                                   Deferred         Payment
Name                                            (4-Year Period) (15-Year Period)
----                                            --------------- ----------------
J. H. Vipperman................................     $11,000         $90,750

                                                          1986 Program
                                                --------------------------------
                                                                 Annual Amount
                                                                of Supplemental
                                                 Annual Amount     Retirement
                                                   Deferred         Payment
Name                                            (4-Year Period) (15-Year Period)
----                                            --------------- ----------------
H. W. Fayne....................................     $ 9,000         $95,400
J. H. Vipperman................................      10,000          67,500

                Severance Plan and Change-In-Control Agreements


   Severance Plan. In connection with the merger with Central and South West Corporation, AEP's Board of Directors adopted a severance plan on February 24, 1999, effective March 1, 1999, that includes Messrs. Fayne and Vipperman and Ms. Tomasky. The severance plan provides for payments and other benefits if, at any time before June 15, 2002 (the second anniversary of the merger consum-mation date), the officer's employment is terminated (i) by AEP without "cause" or (ii) by the officer because of a detrimental change in responsibil-ities or a reduction in salary or benefits. Under the severance plan, the of-ficer will receive:

  . A lump sum payment equal to three times the officer's annual base salary plus target annual incentive under the Senior Officer Annual Incentive Compensation Plan.

  . Maintenance for a period of three additional years of all medical and dental insurance benefits substantially similar to those benefits to which the officer was entitled immediately prior to termination, reduced to the extent comparable benefits are otherwise received.

  . Outplacement services not to exceed a cost of $30,000 or use of an office and secretarial services for up to one year.

   AEP's obligation for the payments and benefits under the severance plan is subject to the waiver by the officer of any other severance benefits that may be provided by AEP. In addition, the officer agrees to refrain from the dis-closure of confidential information relating to AEP.

  Change-in-Control Agreements. AEP has change-in-control agreements with Dr. Draper, Messrs. Shockley, Fayne and Vipperman and Ms. Tomasky. If there is a "change-in-control" of AEP and the employee's employment is terminated by AEP or by the employee for reasons substantially similar to those in the severance plan, these agreements provide for substantially the same payments and benefits as the severance plan with the following additions:

  . Three years of service credited for purposes of determining non-qualified retire-
   ment benefits, with such credited service proportionately reduced to zero if termination occurs between ages 62 and 65.

  . Payment, if required, to make the employee whole for any excise tax im-posed by Section 4999 of the Internal Revenue Code.

"Change-in-control" means:

  . The acquisition by any person of the beneficial ownership of securities representing 25% or more of AEP's voting stock.

  . A change in the composition of a majority of the Board of Directors under certain circumstances within any two-year period.

  . Approval by the shareholders of the liquidation of AEP, disposition of all or substantially all of the assets of AEP or, under certain circum-stances, a merger of AEP with another corporation.

                    Board Human Resources Committee Report
                           on Executive Compensation

   The Human Resources Committee of the Board of Directors regularly reviews executive compensation policies and practices and evaluates the performance of management in the context of the Company's performance. None of the members of the Committee is or has been an officer or employee of any AEP System company or receives remuneration from any AEP System company in any capacity other than as a director. See page 9.

   The Human Resources Committee recognizes that the executive officers are charged with managing an over $50 billion in assets, multi-state electric utility with trading operations and international investments during challeng-ing times and with addressing many difficult and complex issues.

   AEP's executive compensation program is designed to maximize shareholder value, to support the implementation of the Company's business strategy and to improve both corporate and personal performance. The Committee's compensation policies supporting this program are:


  . To pay in a manner that motivates both short and long term performance, focuses on meeting specified corporate goals and promotes the long term interests of shareholders.

  . To place a significant amount of compensation for senior executives at risk, in the form of variable incentive compensation instead of fixed or base pay with much of this risk similar to the risk experienced by other AEP shareholders.

  . To establish compensation opportunities that enhance the Company's abil-ity to attract, retain, reward, motivate and encourage the development of exceptionally knowledgeable, highly qualified and experienced execu-tives.

  . To target compensation levels that are reflective of current market practices in order to maintain a stable, successful management team.

   In carrying out its responsibilities, the Committee utilizes a nationally recognized independent compensation consultant to obtain information and provide recom-mendations relating to changing industry compensation practices and programs.

   The Committee also considers management's initiatives in response to the impact of increased competition and other significant changes in the rapid re-structuring of the electric utility industry. It is the Committee's opinion that, in this constantly changing environment, Dr. Draper, Chairman and CEO, and the senior management team continue to develop and implement strategies effectively to position the Company for the future. This includes the
Company's:

  .  Establishment and operation of a major energy trading organization.

  . Proposals and actions taken in connection with the industry's transition to competition, including the implementation of AEP's corporate separa-tion into regulated and unregulated businesses.

  .  Development of unregulated business activities.

The success of these efforts and their benefits to the Company cannot be pre-cisely measured in advance, but the Committee is convinced they are vital to the Company's long-term success.

   Stock Ownership Guidelines. The Board of Directors, upon the Committee's recommendation, underscored the importance of aligning executive and share-holder interests by adopting in December 1994 stock ownership guidelines for senior management participants receiving performance share awards. The Commit-tee and senior management believe that linking a significant portion of an ex-ecutive's current and potential future net worth to the Company's success, as reflected in the stock price and dividends paid, gives the executive a stake similar to that of the Company's owners and further encourages long term man-agement for the benefit of those owners.

   Under the guidelines, the target ownership of AEP Common Stock is directly related to the officer's corporate position with the greatest ownership target for the chief executive officer. The targets for the current officers named in the Summary Compensation Table are as follows: CEO, 45,000 shares; COO, 20,000 shares; and the other three current officers, 15,000 shares each. Each officer is expected to achieve the ownership target within a five-year period. Common Stock equivalents deferred from the Senior Officer Annual Incentive Compensa-tion Plan and AEP 2000 Long-Term Incentive Compensation Plan, both described below, are included in determining compliance with the ownership targets. As of January 1, 2002, Dr. Draper has met his ownership requirement and all of the other current officers named in the Summary Compensation Table have either met, or are on target to meet, their ownership requirements within the speci-fied time period. See the table on page 24 for actual ownership amounts.

Components of Executive Compensation

   Base Salary. When reviewing base salaries, the Committee considers pay practices used by other electric utilities and industry in general. In addi-tion, the Committee considers the respective positions held by the executive officers, their levels of responsibility, performance and experience, and the relationship of their base salaries to the base salaries of other AEP managers and employees.

   For compensation comparison purposes, the Human Resources Committee uses certain comparably sized and complex electric utility companies in the S&P Electric Utility Index, which is the peer group used in the Comparison of Five Year Cumulative Total Return graph in this proxy statement. The size of AEP places it above the median of its comparative group. Base salary levels in 2001 for the CEO and the other executive officers of AEP named in the Summary Compensation Table approximated the median of AEP's compensation peer group consistent with our policy to target these salaries at that level and to place more emphasis on incentive compensation. In establishing base salary levels in that range, the Human Resources Committee considers the competitiveness of AEP's entire compensation package.

   Base salaries are adjusted, as appropriate, and reviewed annually to re-flect individual and corporate performance and consistency with compensation changes within the Company and the compensation peer group of other electric utilities.

   The Committee meets without the presence of Dr. Draper, chairman, president and chief executive officer, to evaluate his performance and compensation and reports on that evaluation to all outside directors of the Board. After full discussion, the outside directors then determine Dr. Draper's base salary.

   Annual Incentive. The primary purpose of annual incentive compensation is to motivate senior managers to meet and exceed annual objectives which are part of the long term strategic plan in order to maximize shareholder value.

   The Senior Officer Annual Incentive Compensation Plan (SOIP) provides a variable, performance-based portion of the executive officers' total compensa-tion. Each officer's annual incentive compensation is included in the Bonus column of the Summary Compensation Table.

   SOIP participants are assigned an annual target award expressed as a per-centage of their base salary for the period. In January 2001, the Committee established targets as follows: Dr. Draper, 75%; Mr. Shockley, 60%; and the other executive officers named in the compensation table, 55%. Actual awards can vary from 0-200% of the target award based on performance.

   SOIP awards are based on the following preestablished performance criteria:

  . Earnings per share.

  . Return on stockholder equity.

  . Annual strategic objectives.

   For 2001, AEP performance merited an award of 99.94% (except in the case of Mr. Lhota who was paid at 100% as part of his severance benefit).

   Long-Term Incentive. The primary purpose of longer term, equity based, in-centive compensation is to motivate senior managers to maximize shareholder value by linking a portion of their compensation directly to shareholder re-turn.

   Long-term incentive awards are made under the AEP 2000 Long-Term Incentive Plan. The plan provides a list of measurements and incentives from which the Committee may select those which provide the most effective incentives at any given time as the Company pursues its strategies and plans. In 2001, AEP's long-term incentive compensation program consisted of grants of stock options previously made and performance share units.

 Stock Options

   In September 2000, the Committee granted stock options to executive offi-cers and other AEP employees intended to be sufficient for a two- to three-year period. This initial grant was structured to provide a special incentive to achieve the benefits upon which the merger between AEP and Central and South West Corporation was based.

   Stock options granted to the executive officers, when combined with base salaries plus annual incentive payments and the value of performance shares that these officers may potentially earn at target, are set by the Committee so that total compensation is intended to fall at the median range paid by AEP's compensation peer group for median performance.

 Performance Shares

   The Committee has annually established performance share targets which are earned based on AEP's subsequent three-year total shareholder returns measured relative to the S&P peer utilities. In January 2001, the Committee established targets based on the same percentages of then base salaries as those for the SOIP described above. The performance share awards which will ultimately be paid to participants for a performance period can range from 0-200% of the target plus accumulated dividends.

   AEP's total shareholder return for 1999-2001 ranked fifteenth relative to the S&P peer utilities and, as a result, 70% of the performance share targets originally established for that period (and dividend credits) were earned. The associated awards are listed in the Summary Compensation Table.

   Payments of earned performance share awards are initially deferred in the form of phantom stock units (equivalent to shares of AEP Common Stock). Such deferrals continue until termination of employment or, if so elected by the recipient, with payments commencing not later than five years thereafter. Once the officers meet and maintain their respective equivalent stock ownership targets discussed above, they may then elect either to continue to defer and select among various investment options, including AEP stock equivalents, or to receive further earned performance share awards in cash and/or Common Stock. The performance share targets and a further description of performance share awards are shown under Long-Term Incentive Plans--Awards in 2001.

Tax Policy on Deductibility of Compensation

   The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which provides a limit on the deductibility of compensation in excess of $1,000,000 paid in any year to the Company's chief executive officer or any of its other four executive officers named in the Summary Compensation Table who are serving as such at the end of the year. It is the Committee's expectation, when consistent with sound executive compensation principles and the needs of the Company, that compensation would be qualified for deductibil-ity where appropriate.

   Award payments under the AEP 2000 Long-Term Incentive Plan have been struc-tured to be exempt from the deduction limit because they are made pursuant to a shareholder approved, performance driven plan.

   Award payments under the SOIP are not eligible for the performance-based exemption and the deduction limit does apply to such awards. Since Dr. Draper has deferred his 2001 SOIP award to dates past his retirement from the Company (providing an exemption from the deduction limit), the Committee has not deemed it necessary at this time to qualify compensation paid pursuant to the SOIP for deductibility under Section 162(m). The Committee may decide to do so in the future.

   No named officer in the Summary Compensation Table had taxable compensation paid in 2001 in excess of the deduction limit and all such compensation was fully deductible. The Committee intends to continue to evaluate the impact of this Code restriction.

Human Resources Committee Members
John P. DesBarres, Chair
Robert W. Fri
William R. Howell
Donald G. Smith


               Comparison of Five Year Cumulative Total Return*
               AEP, S&P 500 Index & S&P Electric Utility Index**

                                    [CHART]

                           AEP            S&P 500           S&P Electric
                           ---            -------           ------------

        1996             100.00            100.00              100.00
        1997             132.72            133.36              126.59
        1998             127.28            171.47              147.40
        1999              92.46            207.55              123.68
        2000             142.99            188.67              191.29
        2001             141.22            166.23              157.72


           Assumes $100 Invested on Jan-     * Total Return Assumes
           uary 1, 1997 in AEP Common          Reinvestment of Divi-
           Stock, S&P 500 Index and S&P        dends
           Electric Utility Index           ** Fiscal Year Ending De-
                                               cember 31

   The total return performance shown on the graph above is not necessarily indicative of future performance.

Share Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of AEP Common Stock and stock-based units as of January 1, 2002 for all directors as of the date of this proxy statement, all nominees to the Board of Directors, each of the per-sons named in the Summary Compensation Table and all directors and executive officers as a group. Unless otherwise noted, each person had sole voting and investment power over the number of shares of Common Stock and stock-based units of AEP set forth across from his or her name. Fractions of shares and units have been rounded to the nearest whole number.

                                                            Options
                                                          Exercisable
                                                  Stock     Within
Name                            Shares           Units(a)   60 Days     Total
----                            ------           -------- -----------   -----
E. R. Brooks..................   64,150(b)         1,607     65,105     130,862
D. M. Carlton.................    6,431            1,607         --       8,038
J. P. DesBarres...............    5,000(c)         2,733         --       7,733
E. L. Draper, Jr..............    4,941(b)(c)    119,218    233,333     357,492
H. W. Fayne...................    6,019(b)(d)     13,735     66,666      86,420
R. W. Fri.....................    2,000            3,458         --       5,458
W. R. Howell..................    1,692            2,174         --       3,866
L. A. Hudson, Jr..............    1,853(e)         5,571         --       7,424
L. J. Kujawa..................    1,328(e)         5,892         --       7,220
W. J. Lhota...................   20,141(b)(c)     17,117     66,666     103,924
J. L. Powell..................    4,020            1,891         --       5,911
R. L. Sandor..................    1,092            1,891         --       2,983
T. V. Shockley, III...........   44,372(b)(d)(e)      --     94,450     138,822
D. G. Smith...................    2,500            3,896         --       6,396
L. G. Stuntz..................    1,500(c)         5,938         --       7,438
K. D. Sullivan................       --            4,991         --       4,991
S. Tomasky....................      656(b)         4,329     66,666      71,651
J. H. Vipperman...............   11,377(b)(c)      7,201     66,666      85,244
All directors, nominees and
 executive officers as a group
 (19 persons).................  264,739(d)(f)    204,458    680,385   1,149,582

--------
(a) This column includes amounts deferred in stock units and held under AEP's various director and officer benefit plans.
(b) Includes the following numbers of share equivalents held in the AEP Retire-ment Savings Plan and, for Messrs. Brooks and Shockley, the CSW Retirement Savings Plan: Mr. Brooks, 44,145; Dr. Draper, 4,280; Mr. Fayne, 5,412; Mr. Lhota, 17,961; Mr. Shockley, 6,579; Ms. Tomasky, 656; Mr. Vipperman, 10,498; and all directors and executive officers, 89,967.
(c) Includes the following numbers of shares held in joint tenancy with a fam-ily member: Mr. DesBarres, 5,000; Dr. Draper, 661; Mr. Lhota, 2,180; Ms. Stuntz, 300; and Mr. Vipperman, 80.
(d) Does not include, for Messrs. Fayne and Shockley, 85,231 shares in the American Electric Power System Educational Trust Fund over which Messrs. Fayne and Shockley share voting and investment power as trustees (they dis-claim beneficial ownership). The amount of shares shown for all directors and executive officers as a group includes these shares.
(e) Includes the following numbers of shares held by family members over which beneficial ownership is disclaimed: Dr. Hudson, 750; Mr. Kujawa, 28; and Mr. Shockley, 496.
(f) Represents less than 1% of the total number of shares outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires AEP's executive officers and directors to file initial reports of ownership and reports of changes in ownership of Common Stock of AEP with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish AEP with copies of all reports they file. Based solely on a review of the copies of such reports furnished to AEP and written representations from AEP's executive officers and directors during the fiscal year ended December 31, 2001, AEP notes that Paul D. Addis, a former executive officer who resigned in September 2001, corrected a report originally filed in November 2000 to re-flect that a share transfer in connection with a gift had not yet taken place. He reported the share transfer when it occurred.

Share Ownership of Certain Beneficial Owners

Set forth below are the only persons or groups known to AEP as of December 31, 2001, with beneficial ownership of five percent or more of AEP Common Stock.

                                                             AEP Shares
                                                      ------------------------
                                                        Amount of
Name, Address of                                       Beneficial   Percent of
 Beneficial Owner                                       Ownership     Class
-----------------                                     ------------- ----------
AXA Financial, ....................................   29,334,414(a)    9.1%
Inc., parent holding company of Alliance Capital
Management L.P. and The Equitable Life Assurance
Society of the U.S.
 1290 Avenue of the Americas
 New York, NY 10104
AXA Rosenberg Investment Management LLC
 4 Orinda Way
 Orinda, CA 94563

                                                               AEP Shares
                                                        ------------------------
                                                          Amount of
Name, Address of                                         Beneficial   Percent of
 Beneficial Owner                                         Ownership     Class
-----------------                                       ------------- ----------
Barrow, Hanley,........................................ 16,772,790(b)    5.21%
Mewhinney & Strauss, Inc.
 One McKinney Plaza
 3232 McKinney Avenue
 15th Floor
 Dallas, TX 75204
Capital Research and................................... 20,806,700(c)     6.5%
Management Company
 333 South Hope St.
 Los Angeles,
 CA 90071

--------
(a) Based on the Schedule 13G jointly filed with the SEC, AXA, as a parent holding company of AXA Rosenberg Investment Management LLC and AXA Finan-cial, Inc., parent holding company of Alliance Capital Management L.P., an investment adviser, and The Equitable Life AssuranceSociety of the U.S., an insurance company and an investment adviser, reported that they have sole voting power for 15,364,868 shares, shared voting power for 3,606,506 shares, sole dispositive power for 29,314,214 shares and shared dispositive power for 20,200 shares.
(b) Based on the Schedule 13G, Barrow, Hanley, Mewhinney & Strauss, Inc., an investment adviser, reported that it has sole voting power for 2,276,530 shares, shared voting power for 14,496,260 shares, and sole dispositive power for 16,772,790 shares.
(c) Based on the Schedule 13G, CapitalResearch and Management Company, aninvestment adviser, reported that it has sole dispositive power for 20,806,700 shares.

Shareholder Proposals

To be included in AEP's proxy statement and form of proxy for the 2003 annual meeting of shareholders, any proposal which a shareholder intends to present at such meeting must be received by AEP, attention: Susan Tomasky, Secretary, at AEP's office at 1 Riverside Plaza, Columbus, OH 43215 by November 21, 2002.

For any proposal intended to be presented by a shareholder without inclusion in AEP's proxy statement and form of proxy for the 2003annual meeting, the proxies named in AEP's form of proxy for that meeting will be entitledto exer-cise discretionary authority on that proposal unless AEP receives notice of the matter by February 4, 2003. However, even if notice is timely received, the proxies may nevertheless be entitled to exercise discretionary authority on the matter to the extent permitted by Securities and Exchange Commission regulations.

Solicitation Expenses

The costs of this proxy solicitation will be paid by AEP. Proxies will be so-licited principally by mail and the Internet, but some telephone, telegraph or personal solicitations of holders of AEP Common Stock may be made. Any offi-cers or employees of the AEP System who make or assist in such solicitations will receive no compensation, other than their regular salaries, for doing so. AEP will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of the proxy-soliciting materials to the beneficial owners of the shares held by them, and AEP will reimburse them for their expenses incurred in doing so at rates prescribed by the New York Stock Exchange.

[LOGO OF AMERICAN ELECTRIC POWER]

1 Riverside Plaza
Columbus, OH 43215 2378


                         [GRAPHIC] PRINTED WITH SOY INK

                             [LOGO] RECYCLED PAPER

[X] Please mark your
    votes as in this
    example.

The proxies are directed to vote as specified below and in their discretion on all other matters coming before the meeting. If no direction is made, the proxies will vote FOR all nominees listed on the reverse side, FOR Proposal 2 and AGAINST Proposal 3.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR all nominees for election as directors and FOR Proposal 2.
--------------------------------------------------------------------------------
                  FOR   WITHHELD                       FOR    AGAINST   ABSTAIN
1. Election of    [_]     [_]        2. Approval of    [_]      [_]       [_]
   Directors                            Auditors.
   (see Reverse).

For, except vote withheld from the following nominee(s):

---------------------------------------------------------
--------------------------------------------------------------------------------
The Board of Directors recommends a vote AGAINST Proposal 3.
--------------------------------------------------------------------------------
                              FOR     AGAINST    ABSTAIN
3.Shareholder Proposal.       [_]       [_]        [_]
--------------------------------------------------------------------------------
SPECIAL ATTENTION
Mark here if you have written a comment on reverse.     [_]

ANNUAL MEETING
Mark here if you plan to attend the annual meeting.     [_]
--------------------------------------------------------------------------------

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                                    , 2002
--------------------------------------------------------------------
                                                                    , 2002
--------------------------------------------------------------------
SIGNATURE(S)                                              DATE

--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\


Your vote is important. You may vote the shares held in this account in any one of the following three ways:

     . Vote by mail. Complete, date, sign and mail your proxy card (above) in the enclosed postage-paid envelope or, otherwise, return it to AEP, P.O. Box 8673, Edison, New Jersey 08818.

     .    Vote by phone. Call toll-free, 1-877-PRX-VOTE (1-877-779-8683)
          24 hours a day, 7 days a week from the U.S. and Canada to vote your proxy.

     . Vote by Internet. Access the Web site at http://www.eproxyvote.com/aep 24 hours a day, 7 days a week.

If you vote by phone or via the Internet, please have your social security number and proxy card available. The sequence of numbers appearing in the box above, just below the perforation, and your social security number are necessary to verify your vote. A phone or Internet vote authorizes the named proxies in the same manner as if you marked, signed and returned this proxy card.

If you vote by phone or vote using the Internet, there is no need for you to mail back your proxy card.

                              THANK YOU FOR VOTING

                                   [GRAPHIC]
                             Printed with SOY INK
                                                               [LOGO]RECYCLABLES

                                    P R O X Y

                      AMERICAN ELECTRIC POWER COMPANY, INC.

             Proxy Solicited on Behalf of the Board of Directors
               for the Annual Meeting to be held April 23, 2002
================================================================================
The undersigned appoints E. Linn Draper, Jr., Henry W. Fayne and Susan Tomasky, and each of them, acting by a majority if more than one be present, attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the annual meeting of shareholders of American Electric Power Company, Inc. to be held on April 23, 2002, and at any adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting.

Trustee's Authorization. The undersigned authorizes Fidelity Management Trust Company to vote all shares of Common Stock of the Company credited to the undersigned's account under the American Electric Power System and Central and South West Corporation retirement savings plans at the annual meeting in accordance with the instructions on the reverse side.

Election of Directors. Nominees: 01. E.R. Brooks, 02. D.M. Carlton, 03. J.P.
                                 DesBarres, 04. E.L. Draper, Jr., 05. R.W.
                                 Fri, 06. W.R. Howell, 07. L.A. Hudson, Jr.,
                                 08. L.J. Kujawa, 09. R.L. Sandor, 10. T.V.
                                 Shockley, III 11. D.G. Smith, 12. L.G. Stuntz,
                                 13. K.D. Sullivan.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.


================================================================================
Comments:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(If you have written in the above space, please mark the "Special Attention" box on the other side of this card.)

--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\

[LOGO] AMERICAN(R) ELECTRIC POWER


Admission Ticket
-------------------------------------------------
Annual Meeting of Shareholders                       Agenda
Tuesday, April 23, 2002 . 9:30 a.m.                 .Introduction and Welcome
Fawcett Center                                      .Election of Directors
The Ohio State University                           .Ratification of Auditors
2400 Olentangy River Road                           .Shareholder Proposal
Columbus, Ohio                                      .Chairman's Report
                                                    .Comments and Questions
                                                     from Shareholders



--------------------------------------------------------------------------------
Directions to the Fawcett Center
(614) 292-1342
State Route 315 to the Lane Avenue exit.
Go East on Lane Avenue.                                [GRAPHIC]
Take Lane Avenue to Olentangy River Road.
Turn North (a left turn) on Olentangy River Road.
The Fawcett Center is the first driveway on
the East (right) side of Olentangy River Road.
--------------------------------------------------------------------------------

If you plan to attend the annual meeting, please bring this admission ticket with you.